Exhibit 4



             Incorporated under the laws of the State of California

                             WEDGE NET EXPERTS, INC.
                    TOTAL AUTHORIZED ISSUE 60,000,000 SHARES

50,000,000 SHARES PAR VALUE $.001 EACH   10,000,000 SHARES PAR VALUE $.001 EACH
         COMMOM STOCK                             PERFERRED STOCK




THIS IS TO CERTIFY THAT________________________________________IS THE OWNER OF


______________________________________________________________________________
             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                            Wedge Net Experts, Inc.


Transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

/s/  Dana E. Walters                           /s/  Gregory M. Walters
________________________________               _______________________________
                      Secretary                                      President



                    @1989 CORPEX BANKNOTE CO., BAY SHORE N.Y.